SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                              FORM 8-K

                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported) July 10, 1997


                         DavCo Restaurants, Inc.
   -----------------------------------------------------------------
         (Exact name of registrant as specified in its charter)



Delaware
(State or other jurisdiction of incorporation)

000-22006
(Commission File Number)

52-1633813
(IRS Employer Identification  No.)


                          1657 Crofton Boulevard
                          Crofton, Maryland 21114

 (Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code  (410) 721-3770



                              Not Applicable

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       (Former name or former address, if changed since last report)



Item 5.        Other Events.

          DavCo Restaurants, Inc.'s wholly owned
subsidiary FriendCo Restaurants, Inc. ("FriendCo") has entered into agreements with Friendly's Ice Cream Corporation and Friendly's Restaurants Franchise, Inc. signed July 10, 1997, effective July 14, 1997. The agreements set forth the terms pursuant to which FriendCo has purchased certain assets and rights to 34 existing restaurants, and will manage under contracts with an option to purchase 14 other Friendly's locations and have exclusive rights to develop and operate Friendly's Restaurants in Maryland, northern Virginia, Delaware and the District of Columbia. The purchase price was $8,486,000 and was allocated as follows: $860,000 to initial franchise fees, $2,700,000 to equipment and tenant improvements,
$3,496,000 to goodwill, $500,000 to franchise development rights and $930,000 as payment of one-half of the initial franchise fee for the first 74 restaurants to be developed. Existing store inventories, as of July 14, 1997 will be purchased and paid for within 30 days. The transaction was financed through a term loan for $10,000,000, signed July
11, 1997.   A copy of the Purchase and Sale Agreement,
Development Agreement, and the Franchise Agreement are attached hereto as Exhibits 10.55, 10.56 and 10.57 respectively.

Item 7.        Financial Statements, Pro Forma
               Financial Information and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits.

          10.55 Purchase and Sale Agreement dated
          as of July 10, 1997, effective as of July 14, 1997 by and among Friendly Ice Cream
          Corporation and FriendCo Restaurants,
          Inc.

          10.56 Development Agreement dated as of
          July 10, 1997, effective as of July 14, 1997 by and among Friendly Ice Cream Corporation and FriendCo Restaurants, Inc.

          10.57 Franchise Agreement dated as of
          July 10, 1997, effective as of July 14, 1997, by and among Friendly's Restaurant Franchise, Inc.
          and FriendCo Restaurants, Inc.



            SIGNATURE

          Pursuant to the requirements of the
Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              DAVCO RESTAURANTS, INC.



                              By:       /S/Ronald D. Kirstien
                              Name:     Ronald D. Kirstien
                              Title:    President and Chairman


Dated:    July 25, 1997